UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2020

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 below with respect to the Underwriting Agreement (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below with respect to the Notes and the Indenture (each as defined below) is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01 Other Events.

On March 20, 2020, Ecolab Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its 4.800% Notes due 2030 (the “Notes”). The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

On March 24, 2020, the Company completed the offering, and the Notes were issued pursuant to an Indenture (the “Base Indenture”), dated January 12, 2015, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the Eighth Supplemental Indenture, dated March 24, 2020 (the “Eighth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes bear interest at a rate of 4.800% per annum, payable semiannually in arrears on March 24 and September 24 of each year, beginning September 24, 2020. The Notes will mature on March 24, 2030 and are redeemable at the Company’s option in whole at any time or in part from time to time, at the redemption prices specified in the Indenture.

Upon the occurrence of certain change of control events with respect to the Notes as described in the Indenture, the Company will be required to offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of the Company and its subsidiaries to incur liens on certain properties to secure debt, to engage in sale and leaseback transactions and to transfer certain property, stock or debt of any restricted subsidiary to any unrestricted subsidiary (each as defined in the Indenture).

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-221305) under the Securities Act of 1933, as amended, which was filed and became effective on November 2, 2017. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated March 20, 2020, together with the accompanying prospectus, dated November 2, 2017, relating to the offering and sale of the Notes.

The above description of the Underwriting Agreement, the Base Indenture, the Eighth Supplemental Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture, the Eighth Supplemental Indenture and the form of Note, each of which is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1, 4.1, 4.2 and 4.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated March 20, 2020, between the Company and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.
Exhibit 4.1	Indenture, dated January 12, 2015, between the Company and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on January 15, 2015.
Exhibit 4.2	Eighth Supplemental Indenture, dated March 24, 2020, between the Company and Wells Fargo Bank, National Association.
Exhibit 4.3	Form of Note (included in Exhibit 4.2).
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated March 24, 2020.
Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: March 24, 2020

	By:	/s/ David F. Duvick
	Name:	David F. Duvick
	Title:	Assistant Secretary